Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-196994, No. 333-200394 and No. 333-220438) on Form S-3 of Marathon Patent Group, Inc. and subsidiaries (collectively, the “Company”) of our report dated April 16, 2018, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2017.

RBSM LLP

/S/ RBSM LLP
New York, NY
April 16, 2018